EXHIBIT 1.1

                     Shares

NXP SEMICONDUCTORS N.V.

ORDINARY SHARES, PAR VALUE €0.20 PER SHARE

UNDERWRITING AGREEMENT

                , 2010

                    , 2010

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

As Representatives of the Underwriters (as defined below)

Ladies and Gentlemen:

NXP Semiconductors N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands, registered with the Dutch Chamber of Commerce under number 34253298 and having its corporate seat (statutaire zetel) in Eindhoven (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”)                              ordinary shares, par value €0.20 per share, of the Company (the “Firm Shares”).

The Company also proposes to sell to the several Underwriters not more than an additional                              ordinary shares, par value €0.20 per share, of the Company (the “Additional Shares”), if and to the extent that you, as representatives of the Underwriters of the offering (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares par value €0.20 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Prospectus” and “Time of Sale Prospectus” shall include the documents, if any, incorporated by reference therein. “Applicable Time” means                  New York City time on                     , 2010.

References in this Agreement to the Company’s, counsel’s or any other person’s knowledge shall mean such person’s knowledge after due inquiry.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, as of the date it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, on the date of any such amendment or supplement, if any, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, as of the date it became effective, did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined in Section 4 herein) and on any date on which Additional Shares are to be purchased, if such date is not the Closing Date (each an “Option Closing Date”), the Prospectus, as amended or supplemented, if applicable, will, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the Applicable Time and on the Closing Date (as defined in Section 4) or any Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus (together with any amendment or supplement thereto), on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Option Closing Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto) based upon or in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been or will be filed with the Commission in accordance with, and complies or will comply in all material respects with, the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder relating to a free writing prospectus, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any free writing prospectus based upon or in conformity with information furnished to the Company in writing by the Underwriters through the Representatives expressly for use therein. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a Dutch public company with limited liability under the laws of The Netherlands, has all corporate power and authority necessary to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (where such concept exists) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the business, properties, management, operations, prospects, financial position, shareholders’ equity or results of operation of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e) Each subsidiary of the Company has been duly organized or incorporated, as the case may be, is validly existing as a corporation or other entity under the laws of the jurisdiction of its incorporation or formation, is a corporation or other entity in good standing, where such concept exists, under the laws of the jurisdiction of its organization or incorporation, has all corporate power and authority necessary to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or good standing, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except (A) as disclosed in the Time of Sale Prospectus and the Prospectus and (B) for directors’ qualifying shares.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The Ordinary Shares outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable and there is no preference in respect of dividend or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Company among the Shares to be sold and other outstanding Shares.

(i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j) (i) The execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation of the transactions contemplated by, this Agreement will not contravene (A) any provision of applicable law or (B) the articles of association of the Company or (C) any agreement or other instrument binding upon the Company or any of its subsidiaries or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except with respect to (A), (C) and (D) insofar as would not reasonably be expected to have a Material Adverse Effect, and (ii) no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (A) such as have been obtained under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for listing on the NASDAQ Global Market or otherwise, (B) such as may be required by the securities or Blue Sky laws of the various U.S. states in connection with the offer and sale of the Shares and (C) such consent, approval, authorization or order of, or qualification with, which failure to obtain would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the public offering of the Shares or the consummation of any other transaction contemplated hereby.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n) The Company and its subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Except as disclosed in the Time of Sale Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(q) Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director or executive officer, nor, to the Company’s knowledge, any other officer, employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(r) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(s) (i) The Company represents that neither the Company, nor any of the Company’s subsidiaries (collectively, the “Entity”), directors or executive officers or, to the knowledge of the Entity, any other officer, employee, agent, controlled affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions.

(iii) The Entity represents and covenants that, for the past three years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(t) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively. Neither the Company nor any of its subsidiaries have sustained, since December 31, 2009, any loss or interference with its business from fire, explosion, flood or other calamity, regardless of whether or not covered by insurance, or from any court or governmental action, order or decree, other than any such loss or interference that, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect.

(u) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Time of Sale Prospectus, such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or such as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries, which is material to the business of the Company and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases, with such exceptions as are described in the Time of Sale Prospectus, as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries or as would not reasonably be expected to have a Material Adverse Effect.

(v) The Company or its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(w) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) The Company and each of its subsidiaries, and their respective owned and leased properties, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged, except where the Company has elected to be self-insured; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(y) The Company and its subsidiaries possess all certificates, authorizations, approvals, licenses, concessions and permits issued by the appropriate governmental, regulatory and other authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(z) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, (i) the Company is not aware of any material weakness in its internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures were effective as of December 31, 2009 and, other than as disclosed in the Time of Sale Prospectus, there have been no changes in such disclosure controls and procedures since December 31, 2009.

(bb) (i) The information in the Time of Sale Prospectus and the Prospectus in respect of (1) “comparable sales growth”, “consolidation changes”, “currency effects”, “other incidental items” (collectively, the “Specific Information”) and (2) “PPA effects” and quarterly financial information for each of the four fiscal quarters of 2009 (the “Quarterly Information”) is true and accurate in all material respects, and presents fairly in all material respects the relevant information as of the dates shown and for the periods shown, (ii) all such information has been derived and/or correctly extracted from the accounting and operational systems and records of the Company and its subsidiaries, without material adjustment, and (iii) all such information has been compiled and prepared under the supervision of the Chief Financial Officer of the Company on a consistent basis in conformity with (a) in the case of the Specific Information, the Company’s policies and procedures for calculating the comparable sales growth, consolidation changes, currency effects and other incidental items, as applicable, or (b) in the case of PPA effects and the Quarterly Information, in accordance with U.S. GAAP, which have been consistently applied.

(cc) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(dd) The Company and each of its subsidiaries have filed all U.S. federal, state, local and non-U.S. tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(ee) The Company is a resident of The Netherlands for tax purposes, including for purposes of tax treaties concluded by The Netherlands, and its place of effective management is situated in The Netherlands.

(ff) Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(gg) In connection with the transactions contemplated by this Agreement, neither the Company nor any of its subsidiaries has taken or will take within a period of 30 days from the completion of the distribution of the Shares by the Underwriters as notified to the Company by you, any action for the purpose of stabilizing or manipulating the price of the Shares.

(hh) The Company has the power to submit, and pursuant to Section 12 of this Agreement has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of any New York State or United States Federal court sitting in The City of New York, and has the power to designate, appoint and empower, and pursuant to Section 12 of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any New York State or United States Federal court sitting in The City of New York.

(ii) The audited consolidated financial statements of the Company included in the Registration Statement and the Time of Sale Prospectus present fairly, in all material respects, the combined financial position of the Company and its consolidated subsidiaries as at the dates indicated, and the condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods specified; such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein); the other financial data set forth in the Time of Sale Prospectus are accurately presented and prepared, where applicable, on a basis consistent with the financial statements and books and records of the Company and its subsidiaries.

(jj) Any statistical and market-related data included in the Time of Sale Prospectus are based on or derived from sources that the Company believes to be reasonably reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(kk) Except for any net income or franchise taxes imposed on the Underwriters by the Netherlands or the United States or any political subdivision or taxing authority thereof or therein as a result of any present or former connection between the Underwriters and the jurisdiction imposing such tax, no value added tax will have to be charged by the Company and no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to The Netherlands or the United States or any political subdivision or taxing authority thereof or therein, in connection with (i) the issuance and authentication of the Shares; (ii) the sale of the Shares to the Underwriters in the manner contemplated herein; or (iii) the resale and delivery of such Shares by the Underwriters in the manner contemplated in the Time of Sale Prospectus.

(ll) Under the current laws and regulations of The Netherlands all dividends and other distributions declared and payable on Ordinary Shares in cash may be freely transferred out of The Netherlands (subject to the obligations contained in Regulation (EC) No 1889/2005 of the European Parliament and of the Council of 26 October 2005) and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in The Netherlands; and except as disclosed in the Time of Sale Prospectus, all such dividends and other distributions will not be subject to withholding, value added or other taxes under the laws and regulations of The Netherlands.

(mm) The Company and each of its Designated Subsidiaries is not in violation of its articles of association, certificates of incorporation, by-laws or other organizational documents. The Company and each of its Designated Subsidiaries is not (i) in default, and no event exists that, with notice or lapse of time or both, would constitute such a default, in the performance or observance by the Company or any of its subsidiaries of any obligation, agreement, covenant or condition contained in any indenture, mortgage, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which its property or assets are subject; or (ii) in violation of any applicable law, statute, rule or regulation or any judgment or order of any court or arbitrator or governmental or regulatory authority, except for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Designated Subsidiary” means each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X or is a restricted subsidiary under the indentures governing the terms of the outstanding euro-denominated 10% super priority notes due July 15, 2013, U.S. dollar-denominated 10% super priority notes due July 15, 2013, euro-denominated floating rate senior secured notes due October 15, 2013, U.S. dollar-denominated floating rate senior secured notes due October 15, 2013, U.S. dollar-denominated 7 7/ 8% senior secured notes due October 15, 2014, euro-denominated 8 5/ 8 % senior notes due October 15, 2015 and U.S. dollar-denominated 9 1/ 2% senior notes due October 15, 2015 of NXP B.V.

(nn) The Company is a “foreign private issuer,” as defined in Rule 405 of the Securities Act.

(oo) Based on the projected composition of its income and valuation of its assets, including goodwill, the Company does not expect to be a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the taxable year ending on December 31, 2010 and does not expect to become a PFIC in the future.

(pp) KPMG Accountants N.V., who has audited the Company’s consolidated financial statements as of and for the year ended December 31, 2009 included in the Registration Statement and the Time of Sale Prospectus and who will deliver the letters referred to in Section 5(h), is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder.

(qq) Deloitte Accountants B.V., who has audited the Company’s consolidated financial statements as of and for the years ended December 31, 2007 and 2008, respectively, included in the Registration Statement and the Time of Sale Prospectus and who will deliver the letters referred to in Section 5(h), is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $             per share (the “Purchase Price”) the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to                      Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or in part on not more than three occasions by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each Option Closing Date, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into, exercisable or exchangeable for or representing Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Ordinary Shares or any securities convertible into, exercisable or exchangeable for or representing Ordinary Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which option, warrant or security is disclosed in the Time of Sale Prospectus or of which option, warrant or security the Underwriters have been advised in writing, (c) the issuance by the Company of options or other stock-based compensation pursuant to equity compensation plans in existence on the date hereof and described in the Time of Sale Prospectus, provided that any recipients thereof enter into lock-up agreements with the Underwriters in the form of Exhibit D hereto with respect to the remaining 180-day restricted period or any extension thereof unless, in the case of the issuance of options, such options do not become exercisable during the remaining 180-day restricted period or any extension thereof, or (d) the issuance by the Company of up to an aggregate of up to five percent of the Ordinary Shares (as adjusted for stock splits, stock dividends and other similar events after the date hereof) as consideration for bona fide acquisitions, provided that any recipients thereof agree to enter into lock-up agreements with the Underwriters in the form of Exhibit A hereto with respect to the remaining 180-day restricted period or any extension thereof. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representatives and each person subject to the lock-up letters described in Section 5(i) of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $             a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $             a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $             a share, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Payment for the Firm Shares to be sold by the Company shall be made to the Company in immediately available funds in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on                     , 2010, or at such other time on the same or such other date, not later than                     , 2010, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date,” which date may be postponed by agreement among the Representatives and the Company or as provided in Section 11 hereof. Payment for any Additional Shares shall be made to the Company in immediately available funds in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than                     , 2010, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Shares and Additional Shares being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. Delivery of the Firm Shares and Additional Shares shall be made through the facilities of The Depository Trust Company. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

The Company hereby confirms its engagement of Goldman, Sachs & Co., and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Shares. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as “QIU.” In compliance with NASD Rule 2720 requirements, QIU has participated in the preparation of the Registration Statement and the Prospectus and has exercised the usual standards of due diligence with respect thereto. As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $10,000 on the Closing Date.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than                      (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement that are not qualified by materiality are true and correct in all material respects as of the Closing Date and the representations and warranties of the Company contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may do so having made due enquiry and without personal liability to the Underwriters as a result thereof and may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of De Brauw Blackstone Westbroek N.V., special Dutch counsel for the Company, dated the Closing Date, in a form acceptable to the Underwriters.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, special U.S. counsel for the Company, dated the Closing Date, in a form acceptable to the Underwriters.

(e) The Underwriters shall have received on the Closing Date an opinion of Mr. Guido Dierick, Senior Vice President and General Counsel of the Company, dated the Closing Date, in a form acceptable to the Underwriters.

(f) The Underwriters shall have received on the Closing Date an opinion of Stibbe N.V., special Dutch counsel for the Underwriters, dated the Closing Date, in a form acceptable to the Underwriters.

(g) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, special U.S. counsel for the Underwriters, dated the Closing Date, in a form acceptable to the Underwriters.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of KPMG Accountants N.V. and Deloitte Accountants B.V., each independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain of the shareholders, executive officers and directors of the Company relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j) The Shares to be delivered shall have been approved for listing on the NASDAQ Global Market, subject only to official notice of issuance (if applicable).

(k) You and counsel for the Underwriters shall have received such information, certificates and documents as the Representatives may reasonably require for the purposes of enabling you to effect the transactions contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request, including, without limitation, supplemental opinions, certificates and letters confirming as of such Option Closing Date the opinions, certificates and letters delivered on Closing Date.

6. Covenants of the Company. In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants with each Underwriter as follows:

(a) To furnish to you, upon request, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge prior to 10:00 a.m. New York City time on the second business day succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) (i) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement, (ii) not to file any such proposed amendment or supplement to which you reasonably and promptly object, unless required by law (provided, for the avoidance of doubt, that the Company shall in good faith consider prior to such filing any such reasonable and prompt objections), and (iii) to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) (i) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and (ii) not to use or refer to any proposed free writing prospectus to which you reasonably and promptly object, unless required by law (provided, for the avoidance of doubt, that the Company shall in good faith consider prior to such filing any such reasonable and prompt objections).

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), (x) any event shall occur or condition exist as a result of which the Time of Sale Prospectus would, when delivered to a prospective purchaser, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or (y) if in the opinion of counsel for the Underwriters it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company will (i) notify promptly, in case of sub-clause (x) above, the Representatives so that any use of the Time of Sale Prospectus may cease until it is amended or supplemented; (ii) forthwith prepare and file with the Commission, at its own expense, either amendments or supplements to the Time of Sale Prospectus to correct such statement or omission or effect such compliance; and (iii) supply such amendment or supplement, at its own expense, to you and to any dealer in such quantities as you or any dealer may reasonably request.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event shall occur or condition exist as a result of which (x) the Prospectus as then supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or (y) if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will (i) notify promptly, in the case of sub-clause (x), the Representatives so that any use of the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) may cease until it is amended or supplemented; (ii) forthwith prepare and file, with the Commission, in accordance with Section 6(b) and at its own expense, either amendments or supplements to the Prospectus to correct such misstatement or omission or effect such compliance; and (iii) supply such amendment or supplement, at its own expense, to you and to any dealer in such quantities as you or any dealer may reasonably request.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus used, prepared or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable and documented fees and disbursements of external counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, including any fees, including counsel fees, and disbursements incurred by or on behalf of QIU in its capacity as “qualified independent underwriter”, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Ordinary Shares and all costs and expenses incident to listing the Shares on the NASDAQ Global Market, (vi) the cost of printing certificates representing the Shares, if any, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, provided, however, that the Underwriters shall be responsible for 50% of the third party costs of any private aircraft incurred by or on behalf of the Company in connection with such road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company may otherwise have for the allocation of such expenses among themselves.

8. Covenants of the Underwriters. Each Underwriter hereby severally represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Shares, other than (i) a free writing prospectus that contains no material “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the preliminary prospectus, (ii) any free writing prospectus listed on Schedule II, or (iii) any written communication prepared by such Underwriter and approved by the Company in advance in writing.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

The Company also agrees to indemnify and hold harmless QIU and each person, if any, who controls QIU within the meaning of either Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of QIU’s participation as a “qualified independent underwriter” within the meaning of NASD Rule 2720 of FINRA in connection with the offering of the Shares, except for any losses, claims, damages, liabilities, and judgments resulting from QIU’s, or such controlling person’s, willful misconduct.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 9(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for QIU in its capacity as a “qualified independent underwriter” and all persons, if any, who control QIU within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading in the Ordinary Shares or trading generally shall have been suspended or materially limited on, or by, the NASDAQ Global Market, (ii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iii) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State authorities or authorities in The Netherlands or (iv) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or currency exchange controls or any calamity or crisis that, in your judgment, is material and adverse and which, individually or together with any other event specified in this clause (iv), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Submission to Jurisdiction; Appointment of Agent for Service. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares. The Company irrevocably waives, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby irrevocably appoints James N. Casey, 1109 McKay Drive, M/S 54SJ San Jose, CA 95131-1706, United States as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as its agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Underwriters in any competent court in The Netherlands.

13. Waiver of Immunity. To the extent that the Company may be entitled in any jurisdiction in which judicial proceedings may at any time be commenced hereunder, to claim for itself or its revenues or assets any immunity, including sovereign immunity, from suit, jurisdiction, attachment in aid of execution of a judgment or prior to a judgment, execution of a judgment or any other legal process with respect to its obligations hereunder and to the extent that in any such jurisdiction there may be attributed to the Company such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and irrevocably waives such immunity to the maximum extent permitted by law. As a matter of Dutch law, the Company’s assets are not intended for public use (openbare dienst) and as a result the Company is not entitled to immunity from legal proceedings, nor are its assets immune from execution.

14. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

15. Taxes. (a) All payments made by the Company under this Agreement, if any (including, for purposes of this provision, to any relevant extent, the difference between the Public Offering Price and the Purchase Price), will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, and all interest, penalties and similar liabilities with respect thereto, imposed or levied by or on behalf of The Netherlands or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges, and all interest, penalties and similar liabilities with respect thereto. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges, and all interest, penalties and similar liabilities with respect thereto, if any, are imposed or levied by reason of such Underwriter’s or controlling person’s being connected with The Netherlands other than by reason of its being an Underwriter or a person controlling any Underwriter under this Agreement. (b) All fees and amounts payable by the

Company under this Agreement (including, for purposes of this provision, to any relevant extent, the difference between the Public Offering Price and the Purchase Price) are exclusive of any value added tax or any similar taxes (“VAT”). If the transactions described in this Agreement are subject to VAT, the Underwriters shall provide the Company with a valid invoice that complies with all relevant tax regulations and that specifically states the applicable VAT. Provided the Underwriters have stated the applicable VAT on the invoice, the Company will pay the Underwriters the applicable VAT. The Company reserves the right to withhold payment of any VAT to the Underwriters until the Underwriters have provided the Company with a valid invoice that complies with all relevant tax regulations and that specifically states the applicable VAT. If the Underwriters have incorrectly determined the applicable VAT and, as a result thereof, the Company has overpaid the Underwriters, the Underwriters will repay the overpaid amount plus interest to the Company upon the Company’s written request. If the Underwriters have incorrectly determined the applicable VAT and, as a result thereof, the Company has underpaid the Underwriters, the Company shall pay the outstanding amount to the Underwriters upon receipt of a valid invoice that complies with all relevant tax regulations and that specifically states the applicable VAT, as corrected.

16. Entire Agreement. This Agreement represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

17. Miscellaneous. (a) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(b) The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(c) In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: LCD-IBD, with copies to Goldman, Sachs & Co., 200 West Street, New York, NY 10282 Attention: Registration Department and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Capital Markets Syndicate Desk; if to the Company shall be delivered to NXP Semiconductors, Legal Department, High Tech Campus 60, 5656 AG Eindhoven, The Netherlands, Attention: Guido Dierick, with copy to Simpson Thacher & Bartlett LLP, CityPoint, One Ropemaker Street, London EC2Y 9HU, England, Attention: Nicholas J. Shaw.

[Remainder of the page intentionally blank]

Very truly yours,

NXP SEMICONDUCTORS N.V.

By:
Name:
Title:

[Signature page underwriting agreement]

Accepted as of the date hereof

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

By:	GOLDMAN, SACHS & CO.

By:
(Goldman, Sachs & Co.)

By:	MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

By:	GOLDMAN, SACHS & CO.

By:
(Goldman, Sachs & Co.)

As qualified independent underwriter.

[Signature page underwriting agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased

CREDIT SUISSE SECURITIES (USA) LLC

GOLDMAN, SACHS & CO.

MORGAN STANLEY & CO. INCORPORATED

BARCLAYS CAPITAL INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

ABN AMRO BANK N.V.

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

HSBC SECURITIES (USA) INC.

J.P. MORGAN SECURITIES INC.

KKR CAPITAL MARKETS LLC

Total:

I-1

SCHEDULE II

Time of Sale Prospectus

II-1

EXHIBIT A

[FORM OF LOCK-UP LETTER]

                     , 2010

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

As Representatives of the Underwriters (as defined below)

Ladies and Gentlemen:

The undersigned understands that you (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with NXP Semiconductors N.V., a public company with limited liability (naamloze vennootschap) formed in The Netherlands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of              shares (the “Shares”) of the ordinary shares, par value €0.20 per share, of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d 3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into, exercisable or exchangeable for or representing Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, (c) distributions or other transfers of Ordinary Shares or any security convertible into Ordinary Shares to limited partners, members, interest holders or stockholders of the undersigned or of any of the undersigned’s affiliates (as such term is defined in Rule 405 of the Securities Act) or to any investment funds, pension funds, mutual funds or similar entities controlled, managed, advised by or affiliated with the undersigned, [(d) sales or transfers of Ordinary Shares or securities convertible into Ordinary Shares to affiliates (as such term is defined in Rule 405 of the Securities Act) of Koninklijke Philips Electronics N.V. (“Philips”) or to any pension funds (or affiliated investment vehicles) operated for the benefit of current or former employees of Philips or its subsidiaries,]* provided that (x) in the case of any transfer or distribution pursuant to clause (b), (c) [or (d)]*, each donee, distributee or transferee, as the case may be, shall sign and deliver to the Representatives a lock-up letter in the form of this letter, (y) in the case of any transfer or distribution pursuant to clause (a), (b) or (c), no filing under the Exchange Act reporting a reduction in beneficial ownership of Ordinary Shares shall be required or shall be voluntarily made in respect of the transfer or distribution during the restricted period referred to in the foregoing sentence, [and (z) in the case of any sale or transfer pursuant to clause (d), if the transferor or the purchaser or transferee is required to file a report under the Exchange Act reporting a change in beneficial ownership of Ordinary Shares in respect of the sale or transfer during the restricted period (and provided that neither the transferor, nor the purchaser or transferee shall voluntarily file such a report if not so required), the undersigned shall provide at least two business days’ prior written notice of such filing to the Representatives,]* (e) the sale of any ordinary Shares or any security convertible into Ordinary Shares in connection with a “cashless exercise” of options or warrants, (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that such plan does not provide for the transfer of Ordinary Shares during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company, and (g) the tender of any Ordinary Shares in a public offer for all of the Ordinary Shares.

*	To be included in the lock-up letter of Koninklijke Philips Electronics N.V. and any purchasers and transferees pursuant to clause (d).

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into, exercisable or exchangeable for or representing Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement, shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable. The undersigned acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the restricted period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

[Notwithstanding anything herein to the contrary, to the extent KKR Capital Markets LLC or its affiliates are deemed to be an affiliate of the undersigned or in privity with the undersigned or any affiliate of the undersigned, KKR Capital Markets LLC and its affiliates may engage in investment advisory, investment company, financial advisory, financing, asset management and other similar activities conducted in the ordinary course of its and its affiliates’ business; provided that this sentence shall have no application with respect to Ordinary Shares or securities convertible into, exercisable or exchangeable for or representing Ordinary Shares held or beneficially owned by [KKR NXP Investor S.a.r.l., KKR NXP (2006) Limited, KKR NXP (European II) Limited, KKR NXP (Millennium) Limited, KKR Associates Europe II L.P.] (the “KKR Entities”) at the time of the completion of the Public Offering, whether or not such Ordinary Shares or securities convertible into, exercisable or exchangeable for or representing Ordinary Shares are held by the KKR Entities or are transferred, sold or otherwise not beneficially owned by the KKR Entities.]+

+	To be included in the lock-up letter signed by, and in connection with the transfer of Ordinary Shares or securities convertible into, exercisable or exchangeable for or representing Ordinary Shares by, [KKR NXP Investor S.a.r.l., KKR NXP (2006) Limited, KKR NXP (European II) Limited, KKR NXP (Millennium) Limited, KKR Associates Europe II L.P.].

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This Agreement shall terminate when (i) the conditions set out in Section 5 of the Underwriting Agreement have not been satisfied or waived by the relevant party by September 30, 2010; or (ii) the Underwriting Agreement terminates pursuant to Section 10 thereof.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)

A-4